Exhibit 99.1

Determine Announces 3rd Quarter Fiscal Year 2017 Financial Results, Exceeding Revenue and Earnings Expectations

CARMEL, IN February 9, 2017 – Determine, Inc. (NASDAQ: DTRM), a leading global provider of SaaS enterprise Source to Pay and Enterprise Contract Lifecycle Management solutions, including cloud-based strategic sourcing, supplier management, contract management and procure-to-pay solutions, announced financial results for its third fiscal quarter ended December 31, 2016.

Q3 FY2017 GAAP Financial Highlights:

●

GAAP revenue was $6.9 million in Q3 FY2017, compared to $6.6 million in Q2 FY2017, representing a 4.1% increase quarter-over-quarter, and compared to $7.1 million in Q3 FY2016 GAAP revenue, representing a 3.5% decrease year-over-year.

●

GAAP gross profit percentage increased to 48.8% in Q3 FY2017, compared to 47.7% in Q2 FY2017, representing a quarter-over-quarter increase of 1.1 percentage points, and compared to 51.9% in Q3 FY2016, representing a 3.1 percentage points decrease year-over-year.

●	Deferred revenues increased 11.1% to $10.0 million in Q3 FY2017 from $9.0 million in Q3 FY2016.
●

GAAP net loss was $2.2 million or ($0.18) per share in Q3 FY2017, compared to $3.2 million or ($0.28) per share in Q2 FY2017, representing a $0.10 improvement per share quarter-over-quarter; in Q3 FY2016 the GAAP net loss was $2.8 million or ($0.25) per share.

(in thousands, except per share amounts)

GAAP Financial Measures	Q3	Q2	Q3	Change	Change	Nine Months
	FY 2017	FY 2017	FY 2016	Q/Q	Y/Y	FY 2017'	FY 2016'	Change Y/Y
Revenue - total	$6,852	$6,584	$7,100	4.1%	(3.5%)	$19,928	$20,080	(0.8%)
Revenue - recurring	$5,054	$5,145	$5,354	(1.8%)	(5.6%)	$15,267	$15,862	(3.8%)
Revenue - non-recurring	$1,798	$1,439	$1,746	24.9%	3.0%	$4,661	$4,218	10.5%
Gross profit - total	$3,341	$3,138	$3,682	6.5%	(9.3%)	$9,865	$10,494	(6.0%)
Gross profit - recurring	$3,277	$3,442	$3,538	(4.8%)	(7.4%)	$10,182	$10,859	(6.2%)
Gross profit/ (loss) - non-recurring	$64	$(304)	$144	121.0%	(55.6%)	$(317)	$(365)	13.2%
Gross margin - total	48.8%	47.7%	51.9%	1.1 pts	(3.1 pts )	49.5%	52.3%	(2.8 pts )
Gross margin - recurring	64.8%	66.9%	66.1%	(2.1 pts )	(1.3 pts )	66.7%	68.5%	(1.8 pts )
Gross margin - non recurring	3.5%	(21.1%)	8.2%	24.6 pts	(4.7 pts )	(6.8%)	(8.7%)	1.9 pts
Net loss	$(2,193)	$(3,207)	$(2,845)	31.6%	22.9%	$(7,743)	$(10,212)	24.2%
EPS	$(0.18)	$(0.28)	$(0.25)	$0.10	$0.07	$(0.67)	$(0.90)	$0.23

Q3 FY2017 Non-GAAP Financial Highlights:

●

Non-GAAP revenue was $6.9 million in Q3 FY2017, compared to $6.6 million in Q2 FY2017, representing a 4.1% quarter-over-quarter increase, and compared to $7.2 million in Q3 FY2016, representing a 4.7% decrease year-over-year.

●

Non-GAAP gross profit percentage was 54.4% in Q3 FY2017, compared to 52.5% in Q2 FY2017, representing a 1.9 percentage point increase, and compared to 57.5% in Q3 FY2016, representing a 3.1 percentage point decrease.

●

Non-GAAP net loss was $1.0 million or ($0.08) per share in Q3 FY2017, compared to $2.0 million or ($0.17) per share in Q2 FY2017, representing an improvement of $0.09 per share quarter-over-quarter, compared to $1.5 million or ($0.13) per share in Q3 FY2016, representing a $0.05 improvement per share year-over-year.

●	Billings decreased 3.3% to $7.5 million in Q3 FY2017 from $7.8 million in Q3 FY2016. Billings, a non-GAAP measure, are defined as revenue plus the change in deferred revenues.
●	Non-GAAP EBITDA was ($0.2) million in Q3 FY2017, and compared to ($1.4) million in Q3 FY2016, representing an improvement of $1.2 million year-over-year.

(in thousands, except per share amounts)

Non-GAAP Financial Measures	Q3	Q2	Q3	Change	Change	Nine Months
	FY 2017	FY 2017	FY 2016	Q/Q	Y/Y	FY 2017'	FY 2016'	Change Y/Y
Revenue - total	$6,852	$6,584	$7,187	4.1%	(4.7%)	$19,936	$20,308	(1.8%)
Revenue - recurring	$5,054	$5,145	$5,400	(1.8%)	(6.4%)	$15,275	$16,021	(4.7%)
Revenue - non-recurring	$1,798	$1,439	$1,787	24.9%	0.6%	$4,661	$4,287	8.7%
Gross profit - total	$3,726	$3,460	$4,135	7.7%	(9.9%)	$10,896	$11,677	(6.7%)
Gross profit - recurring	$3,591	$3,710	$3,859	(3.2%)	(7.0%)	$11,037	$11,736	(6.0%)
Gross profit/( loss) - non-recurring	$135	$(250)	$276	154.0%	(51.1%)	$(141)	$(59)	(139.0%)
Gross margin - total	54.4%	52.5%	57.5%	1.9 pts	(3.1 pts )	54.7%	57.5%	(2.8 pts )
Gross margin - recurring	71.0%	72.1%	71.5%	(1.1 pts )	(0.5 pts )	72.3%	73.3%	(1.0 pts )
Gross margin - non recurring	7.5%	(17.4%)	15.5%	24.9 pts	(8.0 pts )	(3.0%)	(1.4%)	(1.6 pts )
Net loss	$(1,010)	$(1,959)	$(1,503)	48.4%	32.8%	$(4,253)	$(4,585)	7.2%
EPS	$(0.08)	$(0.17)	$(0.13)	$0.09	$0.05	$(0.37)	$(0.45)	$0.08
Billings	$7,545	$5,770	$7,800	30.8%	(3.3%)	$19,595	$20,667	(5.2%)

“This quarter we are very pleased by our return to the million dollar range for new Annualized Bookings, with quarter-over-quarter new sales growing at a rate in excess of 30%. Driving the sales performance was our disruptive, new Determine Cloud Platform offering, with over 90% of our new customers opting for the platform for their Source-to-Pay or Enterprise Contract Lifecycle Management needs.” said Patrick Stakenas, President and CEO of Determine. “Over the coming months, we look forward to continuing to focus on several key executional tasks including advancing the Determine Cloud Platform’s capabilities - to provide our customers with ‘Platformance’, continuing to optimize organizational efficiencies, and building upon our robust lead pipeline to deliver incremental and accelerated sales in the coming quarters.”

Q3 FY2017 Business Highlights:

●

Annualized Bookings: The sales team delivered approximately $983,000 in Annualized Bookings for the quarter, with more than 90% of new customers selecting the new Determine Cloud Platform for their Source-to-Pay or Contract Lifecycle Management needs.

●

Determine Cloud Platform Empowers Companies in Source-to-Pay and Enterprise Contract Lifecycle Management:  During Q3 FY2017, Determine introduced a range of additional benefits that empower customers to deliver results now, and as they grow. These include the following improvements to the Determine Cloud Platform: improved supplier certification and compliance through triggered automation based on answers provided during registration and supplier monitoring, side-by-side comparison of contract requests and attachments for enhanced version control and user authorization, time tracking for services procurement that requires calendar management, PO matching, and automatic receipt/invoice generation. In addition, the Determine Cloud Platform mobile application is now available on Google Play and the Apple Store.

●	Business Analyst Recognition across the Determine Cloud Platform: In Q3 FY2017, Determine achieved a number of important recognitions from leading industry analyst organizations:
○	Forrester 2016 Vendor Landscape: Supplier Risk and Performance Management highlighted Determine’s ePurchasing suite’s capability to integrate SRPM with other sourcing processes.
○	Gartner 2016 Magic Quadrant for Procure-to-Pay Suites ranked Determine #1 for our “out of the box” Procure-to-Pay feature/functionality for projects.
○

PayStream 2016 Procure-to-Pay Navigator Report gave Determine Procure-to-Pay a perfect 10 out of 10 for Purchase Order Management and Goods Receipt & Reconciliation, 9.9 out of 10 for Supplier Information Management/Supplier Performance Management and 9.2 out of 10 for Invoice Management and Workflow.

●

New Leadership: In October 2016, Determine appointed Steve Potts as Chief Revenue Officer. Steve brings over thirty years of sales management, sales performance management, and sales training experience in the enterprise software and SaaS sectors. He most recently served as Chief Sales and Marketing Officer at AXIOM Sales Force Development, a leading cloud-based sales training and productivity improvement supplier.

●

New Customer Expansions: During Q3 FY2017, Determine engaged numerous new customer accounts in the US and Europe across its Determine Cloud Platform Source-to-Pay and Enterprise Contract Lifecycle Management solutions. Determine added new customers to its portfolio including companies in key verticals such as energy, financial, healthcare products, consumer goods, manufacturing, and retail.

●

Thought Leadership: In Q3 FY2017, Determine continued to provide meaningful educational resources to inform our customers and prospects on the ever-changing Source-to-Pay and Enterprise Contract Lifecycle Management landscape:

○

Improving Business Outcomes by Managing the Link Between Suppliers and Contract Management: IACCM, Determine and Protiviti presented how organizations are achieving better results for customers and suppliers by improving the integration of their supplier management and contracting processes.

○

5 Core Processes that will Reinvent P2P’s View of Supplier Management: Paystream Advisors and Determine covered five everyday yet core processes and how real-world organizations have transformed them through better supplier management.

○

The Procurement Revolution held its first annual procurement virtual summit featuring the leading professionals in the industry. Constantine Limberakis was featured with a presentation called Six Disruptive Forces & their Impact on Procurement, examining some of the many trends impacting procurement now and on the horizon.

○

Décision-Achats (a French procurement magazine) featured an interview with Patrick Chabannes, Determine’s Senior Solution Strategist, about recent and forthcoming developments of Determine’s Cloud Platform Source-to-Pay and Contract Management solutions as well as his thoughts on trends in procurement.

Conference Call and Webcast: Thursday, February 9, 2017 at 5:00 PM (Eastern Time)

Participant Conference Call Numbers:

Toll-Free: 1-877- 407-0789

Toll/International: 1-201- 689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=122692

Replay Dial-in Information:

Toll-Free: 1-844- 512-2921

Toll/International: 1-412- 317-6671

From: 02/09/17 @ 8:00 pm Eastern Time

To: 02/16/17 @ 11:59 pm Eastern Time

Replay Pin Number: 13653707

Related: http://investor.determine.com

Supporting Resources

Determine blog

Determine on LinkedIn

Determine on Twitter

Determine Resources

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP revenue is due to the impact of revaluing the deferred revenue balances acquired from primarily b-pack, Inc. as required by GAAP purchase accounting.

The difference between GAAP and non-GAAP gross profit is the difference in GAAP versus non-GAAP revenues as well as the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta.com, Inc. and b-pack, Inc. while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta.com, Inc. and b-pack, Inc.

Annualized Bookings are an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet, statement of cash flows or other equivalent statements.

“Annualized Bookings” means the annualized recurring contracted revenue from a new customer or a cross-sell or upsell to an existing customer.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. Our visionary technologies allow our customers to effectively manage the full scope of Source-to-Pay and Enterprise Contract Lifecycle Management using our Determine Cloud Platform. Our Source to Pay SaaS suite includes strategic sourcing, supplier management, contract management and procure-to-pay applications.

The Determine Cloud Platform gives procurement, finance and legal professionals the ability to deliver profound insights through analysis of their supplier relationships and contractual requirements. Our customers leverage the Determine Cloud Platform to discover previously unseen supplier and spend data; make more informed and smarter business decisions; drive new revenue; control costs; improve workflow efficiencies; and mitigate risk.

Our customers benefit from the Determine Cloud Platform’s robust suite of integrated applications. Whether they start with a full-suite implementation or choose to implement just one application and build over time, each application allows for the automatic sharing of data in place on the Determine Cloud Platform.

For more information, please visit: www.determine.com.

Contact

Media Relations

Rose Lee

Determine, Inc.

+1.877.806.1932

+1.650.532.1590

pr@determine.com

Determine, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31		December 31
	2016	2015	2016	2015

Revenues:
Recurring revenues	$5,054	5,354	$15,267	$15,862
Non-recurring revenues	1,798	1,746	4,661	4,218
Total revenues	6,852	7,100	19,928	20,080

Cost of revenues:
Cost of recurring revenues	1,777	1,816	5,085	5,003
Cost of non-recurring revenues	1,734	1,602	4,978	4,583
Total cost of revenues	3,511	3,418	10,063	9,586

Gross profit:
Recurring gross profit	3,277	3,538	10,182	10,859
Non-recurring profit (loss)	64	144	(317)	(365)
Total gross profit	3,341	3,682	9,865	10,494

Operating expenses:
Research and development	1,049	1,230	3,052	2,851
Sales and marketing	2,273	3,310	7,843	10,313
General and administrative	1,761	2,072	5,432	6,211
Impairment of software devlopment costs	-	-	947
Total operating expenses	5,083	6,612	16,327	19,375

Loss from operations	(1,742)	(2,930)	(6,462)	(8,881)

Interest and other (expense), net	(462)	(149)	(1,388)	(549)
Net loss before income tax	(2,204)	(3,079)	(7,850)	(9,430)

Benefit from income taxes	35	233	143	213
Net loss	(2,169)	(2,846)	(7,707)	(9,217)

Net income (loss) attributed to non-controlling interest	(24)	1	(36)	5
Net loss attributable to Determine, Inc.	(2,193)	(2,845)	(7,743)	(9,212)

Redeemable preferred stock accretion	-	-	-	1,000
Net loss attributable to common stockholders	$(2,193)	$(2,845)	$(7,743)	$(10,212)

Basic and diluted net loss per share	$(0.18)	$(0.25)	$(0.67)	$(0.90)

Determine, Inc.

GAAP to Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of total revenue:
U.S. GAAP as reported	$6,852	$7,100	$19,928	$20,080
Adjustments:
Deferred revenue adjustment	-	87	8	228
Non-GAAP revenue	$6,852	$7,187	$19,936	$20,308

Reconciliation of gross profit:
U.S. GAAP as reported	$3,341	$3,682	$9,865	$10,494
Adjustments:
Deferred revenue adjustment	-	87	8	228
Amortizaton of acquision	250	250	758	630
Stock based compensation	111	92	240	218
Severance	24	24	25	107
Non-GAAP gross profit	$3,726	$4,135	$10,896	$11,677

Reconciliation to non-GAAP net loss:
Net loss	$(2,193)	$(2,845)	$(7,743)	$(9,212)
Stock-based compensation expense	630	658	1,867	1,871
Deferred revenue adjustment	-	87	8	228
Acquisition related costs	-	138	-	912
Amortization on intangibles	526	542	1,594	1,373
Benefit for income taxes	-	(213)	(13)	(213)
Severance costs	27	130	34	456
Non-GAAP net loss	$(1,010)	$(1,503)	$(4,253)	$(4,585)

Non-GAAP basic and diluted net loss per share	$(0.08)	$(0.13)	$(0.37)	$(0.45)

Weighted average shares outstanding for basic and diluted net loss per share	11,944	11,244	11,466	10,212

Determine, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31		December 31
	2016	2015	2016	2015

Net loss	$(2,169)	$(2,846)	$(7,707)	$(9,217)
Other comprehensive income (loss) net:
Foreign currency translation adjustments	44	(11)	31	(68)
Non-controlling interest	(24)	1	(36)	5
Other comprehensive income (loss)	20	(10)	(5)	(63)
Comprehensive loss	$(2,149)	$(2,856)	$(7,712)	$(9,280)

Determine, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	March 31,
	2016	2016
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$9,387	$9,418
Accounts receivable, net	6,759	7,031
Restricted cash	34	34
Prepaid expenses and other current assets	1,408	1,551
Total current assets	17,588	18,034

Property and equipment, net	94	136
Capitalized software, net	2,131	1,699
Goodwill	14,346	14,490
Other intangibles, net	6,346	8,011
Other assets	1,492	1,843
Total assets	$41,997	$44,213

LIABILITIES AND EQUITY
Current liabilities
Credit facility	$10,861	$9,000
Accounts payable	2,435	1,973
Accrued payroll and related liabilities	1,802	1,655
Other accrued liabilities	2,020	2,396
Deferred revenue	10,028	10,299
Income tax payable	78	14
COFACE loan	222	407
Accrued restructuring	-	403
Total current liabilities	27,446	26,147
Long-term deferred revenue	5	67
Convertible note, net of debt discount	7,374	5,420
Other long-term liabilities	1,055	1,382
Deferred tax liability non current	81	290
Total liabilities	35,961	33,306

Total Determine, Inc. stockholders’ equity controlling interest	5,887	10,794
Non-controlling interest	149	113
Total equity	6,036	10,907
Total liabilities and equity	$41,997	$44,213

Determine, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unudited)

	Nine Months Ended
	December 31,	December 31,
	2016	2015

Operating activities
Net loss	$(7,707)	$(9,217)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,478	1,868
Loss on disposition of property and equipment	-	14
Stock-based compensation expense	1,867	1,870
Deferred tax liability	(209)	93
Changes in assets and liabilities:
Accounts receivable, net	272	149
Prepaid expenses and other current assets	143	300
Other assets	435	(380)
Accounts payable	462	113
Accrued payroll and related liabilities	147	278
Accrued restructuring costs	(403)	-
Other accrued liabilities and other long-term liabilities	(356)	(13)
Deferred revenue	(333)	(281)
Net cash used in operating activities	(3,204)	(5,206)

Investing activities
Purchase of property and equipment	(39)	(6)
Capitalized software	(1,267)	(1,077)
Purchase of business, net of cash	-	(826)
Minority shareholder payment	-	(133)
Net cash used in investing activities	(1,306)	(2,042)

Financing activities
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	-	310
Employee taxes paid in exchange for restricted stock awards forefeited	78	263
Issuance of common stock under employee stock plan	80	87
Credit facility borrowing	3,000	885
Credit facility payment	(1,139)	(347)
Repayment of loan	(185)	(25)
Conversion of preferred stock to common stock	-	(17)
Issuance of debt, net of costs	2,429	2,743
Net cash provided by financing activities	4,263	3,899

Effect of exchange rate changes on cash	216	11

Net decrease in cash and cash equivalents	(31)	(3,338)
Cash and cash equivalents at beginning of the period	9,418	13,178
Cash and cash equivalents at end of the period	$9,387	$9,840

Determine, Inc.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015

Total revenues	$6,852	$7,100	$19,928	$20,080
Deferred revenue:
End of period	10,033	9,019	10,033	9,019
Beginning of period	9,340	8,319	10,366	8,432
Change in deferred revenue	693	700	(333)	587
Total billings (total revenues plus the change in deferred revenue)	$7,545	$7,800	$19,595	$20,667

Determine, Inc.

Non-GAAP EBITDA Reconciliation

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	December 31		December 31
	2016	2015	2016	2015
Reconciliation to non-GAAP EBITDA net loss:
Non-GAAP net loss	$(1,010)	$(1,503)	$(4,253)	$(4,585)
Interest	461	131	1,299	372
Depreciation	348	161	916	498
Income Taxes and Minority Shareholder	(11)	(233)	(107)	(217)
Non-GAAP EBITDA net loss	$(212)	$(1,444)	$(2,145)	$(3,932)